Exhibit 10.2

STOCK OPTION AGREEMENT
(NON-ISO)

        THIS AGREEMENT, made this _____ day of ________, 2____, by and between Graco Inc., a Minnesota corporation (the “Company”) and «Name» (the “Employee”).

        WITNESSETH THAT:

        WHEREAS, the Company pursuant to the Graco Inc. Stock Incentive Plan (the “Plan”) wishes to grant this stock option to Employee;

        NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

1.	Grant of Option

The Company grants to Employee, the right and option (the “Option”) to purchase all or any part of an aggregate of «Shares» shares of Common Stock of the Company, par value $1.00 per share, at the price of $«Price» per share on the terms and conditions set forth herein.

2.	Duration and Exercisability

A.

This Option may not be exercised by Employee until the expiration of one (1) year from the date of grant, and this Option shall in all events terminate ten (10) years after the date of grant. During the first year from the date of grant of this Option, no portion of this Option may be exercised. Thereafter this Option shall become exercisable in four cumulative installments of 25% as follows:

Date	Total Portion of Option Which is Exercisable

One Year after Date of Grant	25%

Two Years after Date of Grant	50%

Three Years after Date of Grant	75%

Four Years after Date of Grant	100%

In the event that Employee does not purchase in any one year the full number of shares of Common Stock of the Company to which he/she is entitled under this Option, he/she may, subject to the terms and conditions of Section 3 hereof, purchase such shares of Common Stock in any subsequent year during the term of this Option.

B.

During the lifetime of the Employee, the Option shall be exercisable only by him/her and shall not be assignable or transferable by him/her otherwise than by will or the laws of descent and distribution.

C.	Under no circumstances may the Option granted by this Agreement be exercised after the term of the Option expires.

3.	Effect of Termination of Employment

A.

If Employee’s employment terminates for any reason other than Employee’s gross and willful misconduct, death, retirement (as defined in Section 3D), or disability (as defined in Section 3D), Employee shall have the right to exercise that portion of the Option exercisable upon the date of termination of employment at any time within the period beginning on the day after termination of employment and ending at 5:00 p.m. Central Time thirty (30) days later.

B.

If Employee’s employment terminates by reason of Employee’s gross and willful misconduct during employment, including, but not limited to, wrongful appropriation of Company funds, serious violations of Company policy, breach of fiduciary duty or the conviction of a felony, the unexercised portion of the Option shall terminate as of the time of the misconduct. If the Company determines subsequent to the termination of Employee’s employment for whatever reason, that Employee engaged in conduct during employment that would constitute gross and willful misconduct justifying termination, the Option shall terminate as of the time of such misconduct. Furthermore, if the Option is exercised in whole or in part and the Company thereafter determines that Employee engaged in gross and willful misconduct during employment which would have justified termination at any time prior to the date of such exercise, the Option shall be deemed to have terminated as of the time of the misconduct and the Company may elect to rescind the Option exercise.

C.

If Employee shall die while employed by the Company or an affiliate or within thirty (30) days after a termination of employment which meets the criteria of Section 3A, and shall not have fully exercised the Option, all shares remaining under the Option shall become immediately exercisable. The executor(s) or administrator(s) of the Employee’s estate, or any person(s) to whom the Option was transferred by will or the applicable laws of distribution and descent, may exercise the remaining shares at any time during a period beginning on the day after the date of Employee’s death and ending at 5:00 p.m. Central Time on the anniversary of death one (1) year later.

D.

If Employee’s termination of employment is due to retirement or disability, all shares remaining under the Option shall become immediately exercisable. Employee shall be deemed to have retired if the termination of employment occurs for reasons other than the Employee’s gross and willful misconduct, death, or disability after Employee (i) has attained age 55 and 10 years of service with the Company or an affiliate, or (ii) has attained age 65. Employee shall be deemed to be disabled if the termination of employment occurs because Employee is unable to work due to an impairment which would qualify as a disability under the Company’s long term disability program. Employee may exercise the shares remaining unexercised at any time during a period beginning on the day after the date of Employee’s termination of employment and ending at 5:00 p.m. Central Time three (3) years later. If Employee should die during this three (3) year period, the executor(s) or administrator(s) of the Employee’s estate, or any person(s) to whom the Option was transferred by will or the applicable laws of distribution and descent may exercise the unexercised portion of the Option at any time during a period beginning the day after the date of Employee’s death and ending at 5:00 p.m. Central Time on the anniversary of death one (1) year later.

E.

Notwithstanding anything to the contrary contained in this Section 3, if the Employee’s employment is terminated by retirement (as defined in Section 3D) and Employee has not given the Company written notice to his/her immediate supervisor and the Chief Executive Officer, of Employee’s intention to retire not less than six (6) months prior to the date of his/her retirement, then in such event, for purposes of this Agreement only, said termination of employment shall be deemed to be not a retirement but a termination subject to the provisions of Section 3A, provided, however, that in the event that the Chief Executive Officer determines that said termination of employment without six (6) months prior written notice is in the best interests of the Company, then such termination shall be deemed to be a retirement and shall be subject to Section 3D.

F.

In the event the Option is exercised by the executors, administrators, legatees, or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person(s) exercising the Option is the duly appointed legal representative of the deceased optionee’s estate or the proper legatee or distributee thereof.

4.	Manner of Exercise

A.

Employee or other proper party may exercise the Option only by delivering within the term of the Option written notice to the Company at its principal office in Minneapolis, Minnesota, stating the number of shares as to which the Option is being exercised and, except as provided in Sections 4B(2) and 4C, accompanied by payment-in-full of the Option price for all shares designated in the notice.

B.	The Employee may, at Employee’s election, pay the Option price as follows:

(1)	by cash or check (bank check, certified check, or personal check)

(2)

by delivering to the Company for cancellation, shares of Common Stock of the Company which have been held by the Employee for not less than six (6) months with a fair market value equal to the Option price.

For purposes of Section 4B(2), the fair market value of the Company’s Common Stock shall be the closing price of the Common Stock on the day immediately preceding the date of exercise on the New York Stock Exchange (the “NYSE”) or on the principal national securities exchange on which such shares are traded if the shares are not then traded on the NYSE. If there is not a quotation available for such day, then the closing price on the next preceding day for which such a quotation exists shall be determinative of fair market value. If the shares are not then traded on an exchange, the fair market value shall be the average of the closing bid and asked prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System. If the Common Stock is not then traded on NASDAQ or on an exchange, then the fair market value shall be determined in such manner as the Company shall deem reasonable.

C.

The Employee may, with the consent of the Company, pay the Option price by delivery to Company of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company from sale or loan proceeds the amount required to pay the exercise price.

5.	Payment of Withholding Taxes

Upon exercise of any portion of this Option, Employee shall pay to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements which arise as a result of the exercise of the Option or provide the Company with satisfactory indemnification for such payment. Employee may pay such amount by delivering to the Company for cancellation shares of Common Stock of the Company with a fair market value equal to the minimum amount of such withholding tax requirement by (i) electing to have the Company withhold shares otherwise to be delivered with a fair market value equal to the minimum statutory amount of such taxes required to be withheld by the Company, or (ii) electing to surrender to the Company previously owned shares with a fair market value equal to the amount of such minimum tax obligation.

6.	Change of Control

A.

Notwithstanding Section 2A hereof, the entire Option shall become immediately and fully exercisable on the day following a “Change of Control” and shall remain fully exercisable until either exercised or expiring by its terms. A “Change of Control” means:

(1)

acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934), (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) which results in the beneficial ownership by such Person of 25% or more of either

(a)	the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or

(b)	the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

provided, however, that the following acquisitions will not result in a Change of Control:

(i)	an acquisition directly from the Company,
(ii)	an acquisition by the Company,
(iii)	an acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,
(iv)

an acquisition by any Person who is deemed to have beneficial ownership of the Company Common Stock or other Company voting securities owned by the Trust Under the Will of Clarissa L. Gray (“Trust Person”), provided that such acquisition does not result in the beneficial ownership by such Person of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, and provided further that for purposes of this Section 6, a Trust Person shall not be deemed to have beneficial ownership of the Company Common Stock or other Company voting securities owned by The Graco Foundation or any employee benefit plan of the Company, including, without limitations, the Graco Employee Retirement Plan and the Graco Employee Stock Ownership Plan,

(v)	an acquisition by the Employee or any group that includes the Employee, or
(vi)	an acquisition by any corporation pursuant to a transaction that complies with clauses (a), (b), and (c) of Section 6A(4); and

provided, further, that if any Person’s beneficial ownership of the Outstanding Company Common Stock or Outstanding Company Voting Securities is 25% or more as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional Outstanding Company Common Stock or Outstanding Company Voting Securities as a result of a transaction other than that described in clause (i) or (ii) above, such subsequent acquisition will be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities and be deemed a Change of Control; and provided further, that in the event any acquisition or other transaction occurs which results in the beneficial ownership of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by any Trust Person, the Incumbent Board may by majority vote increase the threshold beneficial ownership percentage to a percentage above 32% for any Trust Person; or

(2)

Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of said Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)

The commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a Person of 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; or

(4)

The approval by the shareholders of the Company of a reorganization, merger, consolidation, or statutory exchange of Outstanding Company Common Stock or Outstanding Company Voting Securities or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation) excluding, however, such a Business combination pursuant to which

(a)

all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock or Outstanding Company Voting Securities,

(b)

no Person [excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination] beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

(c)

at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial Agreement, or of the action of the Board, providing for such Business Combination; or

(5)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

B.	A Change of Control shall not be deemed to have occurred with respect to an Employee if:

(1)	the acquisition of the 25% or greater interest referred to in Section 6A(1) is by a group, acting in concert, that includes the Employee or

(2)

if at least 25% of the then outstanding common stock or combined voting power of the then outstanding Company voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange, disposition of assets, liquidation or dissolution referred to in Sections 6A(4) or 6A(5) by a group, acting in concert, that includes that Employee.

7.	Adjustments

If there shall be any change in the number or character of the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the Option shall then be unexercised and not yet expired, appropriate adjustments in the outstanding Option shall be made by the Company, in order to prevent dilution or enlargement of Employee’s Option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Common Stock and the price per share subject to the outstanding Option.

8.	Miscellaneous

A.	This Option is issued pursuant to the Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

B.

This Agreement shall not confer on Employee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time.

C.

Neither Employee, the Employee’s legal representative, nor the executor(s) or administrator(s) of the Employee’s estate, or any person(s) to whom the Option was transferred by will or the applicable laws of distribution and descent shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Common Stock receivable upon the exercise of this Option, in whole or in part, unless and until such shares shall have been issued upon exercise of this Option.

D.	The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

E.	This Agreement will be governed by and constructed exclusively in accordance with the laws of the State of Minnesota.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

GRACO INC.

By
Its Chief Executive Officer

<<NAME>> Employee